Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-140701, 333-149237, 333-159306 and 333-165144) pertaining to the Employee’s stock option plan of Allot Communications Ltd. of our report dated April 8, 2010, with respect to the consolidated financial statements of Allot Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ KOST FORER GABBAY & KASIERER
April 8, 2010	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global